   As filed with the Securities and Exchange Commission on March 30, 1998

                                                     Registration No. 333-16175

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                  AVIGEN, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                   _________                     13-3647113
(STATE OF INCORPORATION)                                      (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)
                       1201 HARBOR BAY PARKWAY, SUITE 1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
   (Address, including zip code, and telephone number, including area code of
                    Registrant's principal executive offices)


                               JOHN MONAHAN, Ph.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  AVIGEN, INC.
                       1201 HARBOR BAY PARKWAY, SUITE 1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
          THOMAS J. PAULSON                          ALAN C. MENDELSON, ESQ.
     VICE PRESIDENT, FINANCE AND                        COOLEY GODWARD LLP
       CHIEF FINANCIAL OFFICER                        FIVE PALO ALTO SQUARE
            AVIGEN, INC.                               3000 EL CAMINO REAL
 1201 HARBOR BAY PARKWAY, SUITE 1000                   PALO ALTO, CA 94306
          ALAMEDA, CA 94502                               (650) 843-5000
           (510) 748-7150
         FAX (510) 748-7155


        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       TERMINATION OF OFFERING AND REMOVAL
                         OF SECURITIES FROM REGISTRATION

        As of March 15, 1998, the Registrant completed the sale to the public of 15,390 shares of Common Stock of the Registrant pursuant to the Registration Statement and 228,515 shares of Common Stock remained available for sale thereunder.

        The Unit Purchase Agreement between the Registrant and the Selling Stockholders provided that the Registration Statement would remain effective until the earliest date upon which the Selling Stockholders were able to sell the shares of Common Stock under Rule 144 of the Securities Act of 1933, as amended. Since April 30, 1997, the Registrant is no longer obligated to keep the Registration Statement effective.

        Pursuant to an undertaking made in the Registration Statement, the Registrant hereby removes from registration 228,515 shares of Common Stock of the Registrant.

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



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Alameda, County of Alameda, State of California on March 26, 1998.


                                       Avigen, Inc.



                                       By: /s/ John Monahan
                                          -------------------------------------
                                          John Monahan, Ph.D.
                                          President, Chief Executive Officer
                                          and Director


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



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                               DATE

  /s/ John Monahan, Ph.D.            President, Chief Executive          March 30, 1998
-----------------------------        Officer and Director
  John Monahan, Ph.D.                (principal executive officer)


  Thomas J. Paulson*                 Vice President, Finance and         March 30, 1998
-----------------------------        Chief Financial Officer and
  Thomas J. Paulson                  Secretary (principal
                                     financial officer)


  Philip J. Whitcome, Ph.D.*         Chairman of the Board               March 30, 1998
-----------------------------
  Philip J. Whitcome, Ph.D.


  Zola Horovitz, Ph.D.*              Director                            March 30, 1998
-----------------------------
  Zola Horovitz, Ph.D.


  Yuichi Iwaki, M.D., Ph.D*          Director                            March 30, 1998
-----------------------------
  Yuichi Iwaki, M.D., Ph.D


  Richard T. Pratt*                  Director                            March 30, 1998
-----------------------------
  Richard T. Pratt


  John K.A. Prendergast, Ph.D.*      Director                            March 30, 1998
-------------------------------
  John K.A. Prendergast, Ph.D.


  Lindsay A. Rosenwald, M.D.*        Director                            March 30, 1998
-----------------------------
  Lindsay A. Rosenwald, M.D.


  Leonard P. Shaykin*                Director                            March 30, 1998
-----------------------------
  Leonard P. Shaykin



* By: /s/ John Monahan
     ------------------------
     John Monahan, Ph.D.
     Attorney-in-Fact


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